UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BOINGO WIRELESS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-4856877
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

10960 Wilshire Blvd., Suite 800
Los Angeles, CA	90024
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock	The NASDAQ Stock Market LLC
$0.0001 par value per share

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-171719

Securities to be registered pursuant to Section 12(g) of the Act:  None.

Item 1.                                                           Description of Registrant’s Securities to be Registered.

The class of capital stock to be registered is the Registrant’s Common Stock, $0.0001 par value per share (“Common Stock”).  The description of the Common Stock set forth under the heading “Description of Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-171719) (“Registration Statement”) originally filed with the Securities and Exchange Commission on January 14, 2011, as amended by any amendments to the Registration Statement and by any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall constitute a part of the Registration Statement is hereby incorporated by reference in response to this item.

Item 2.                                                           Exhibits.

Under the Instructions relating to Form 8-A exhibits, no exhibits are required to be filed because no other securities of the registrant are being registered with The NASDAQ Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BOINGO WIRELESS, INC.

Date: April 27, 2011	By:	/s/ Peter Hovenier
Peter Hovenier
Senior Vice President of Finance